Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-239769) pertaining to the 2013 Share Option Scheme and 2013 Share Award Scheme of Kingsoft Cloud Holdings Limited of our report dated April 22, 2021, with respect to the consolidated financial statements of Kingsoft Cloud Holdings Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2020.

/s/ Ernst & Young Hua Ming LLP Beijing, the People’s Republic of China April 22, 2021